EXHIBIT 32.1

CERTIFICATIONS

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

(subsections (a) and (b) of Section 1350,Chapter 63 of Title 18,

United States Code)

Pursuant to Section 906 of the Sarbanes - Oxley Act of 2002(subsections (a) and (b) of Section 1350,Chapter 63 of Title 18,United States Code), the undersigned officer of Spantel Communications Inc., a Florida corporation (“The Company”), does hereby certify with respect to the Annual report of the Company on Form 10-KSB for the period ended December 31,2004 as filed with the Securities and Exchange Commission (“the Form 10-KSB”)that :

1)	The Form 10 KSB fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;and

2)	the information contained in the Form 10 -KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 29, 2005	/s/ Jose Ramon Basterra
Jose Ramon Basterra
President (Chief Executive Officer)